EXHIBIT 10.2


                        QUOTA SHARE REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                            Effective: [Closing Date]

                                 by and between

                UNIONE ITALIANA INSURANCE COMPANY OF AMERICA INC.
                   (hereinafter referred to as the "Company")

                                       and

                           NATIONAL INDEMNITY COMPANY
                  (hereinafter referred to as the "Reinsurer")

                              W I T N E S S E T H:

         WHEREAS, National Indemnity Company (hereinafter referred to as "Seller" or "Reinsurer") and Jacobs Financial Group, Inc. (hereinafter referred to as "Buyer") have entered into the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of August 20, 2008, pursuant to which the Seller has agreed to sell all of the issued and outstanding shares of common stock of Unione Italiana Insurance Company of America Inc. (the "Company") to the Buyer (the "Transaction"); and

         WHEREAS, as contemplated by the Transaction, the Reinsurer has agreed to reinsure all liabilities of the Company under contracts of insurance and reinsurance incepting prior to the closing date of the Transaction; and

         WHEREAS, in conjunction with the assumption of the liabilities by the Reinsurer as provided for under this Agreement, the parties wish to provide for the Reinsurer to cover and service all of the liabilities and obligations of the Company arising out of any insurance or reinsurance contract of the Company issued on or before the Effective Date (as such term is defined herein below).

         NOW THEREFORE in consideration of the mutual covenants hereinafter contained and upon the terms and conditions set forth below, the parties hereto agree as follows:


                                    ARTICLE 1

BUSINESS REINSURED

The Company hereby cedes to the Reinsurer and the Reinsurer hereby accepts, a one hundred percent (100%) quota share reinsurance percentage of the Company's Net Retained Liability with respect to all contracts of insurance or reinsurance, and all endorsements, riders, amendments and addenda thereto, written, issued or renewed by the Company on or prior to the Effective Date of this Agreement, and which have a contract effective date on or prior to the Effective Date (hereinafter the "Covered Contracts").

In accordance with the terms of this Agreement, the Reinsurer hereby agrees to pay directly on behalf of the Company any claims or losses reinsured under this Agreement which arise out of the Covered Contracts, provided however, that any insured or policyholder under a Covered Contract shall not have a right to assert claims related to such Covered Contracts directly against the Reinsurer.

The liability of the Reinsurer with respect to each cession hereunder shall commence obligatorily and simultaneously with that of the Company, subject to the terms, conditions and limitations hereinafter set forth.

                                    ARTICLE 2

COMMENCEMENT AND CANCELLATION

Coverage under this Agreement shall commence at 12:01 a.m., Eastern Standard Time, [PUT IN DATE OF CLOSING AT SUCH TIME] (hereinafter the "Effective Date"), as respects any and all claims and losses, liabilities or obligations on Covered Contracts reinsured hereunder, and shall continue in effect until all of the Company's claims, losses, liabilities or obligations under Covered Contracts have been fully and finally discharged.

                                    ARTICLE 3

ORIGINAL CONDITIONS AND EXCLUSIONS

All reinsurance under this Agreement in respect of the Company's gross insurance liability shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Covered Contracts of the Company. Notwithstanding the foregoing, the Company is not authorized to enlarge the scope or extend or change the terms or coverages of any Covered Contract in any manner, except where specifically pre-approved in writing by the Reinsurer. The Company shall furthermore take no position with respect to the Covered Contracts or the coverage or obligations thereunder that has not been directed by the Reinsurer, it being the express intention of the parties hereto that the Reinsurer shall have sole authority over, and financial responsibility for, the Covered Contracts.

                                    ARTICLE 4

DEFINITIONS

"Allocated Loss Adjustment Expense" or "ALAE" shall mean all costs and expenses allocable to a specific claim or loss covered under this Agreement that are incurred by the Company in the investigation, adjustment, appraisal, settlement, defense or appeal of such claim, including court costs and costs of supersedeas and appeal bonds, and shall include legal expenses and costs incurred by the Company in direct connection with declaratory judgment actions brought to determine the Company's defense ("Declaratory Judgment Expense") and/or indemnification obligations that are allocable to specific Covered Contracts and claims and losses covered under this Agreement. Declaratory Judgment Expense shall be deemed to have been fully incurred by the Company on the date of the actual or alleged loss under the original Covered Contract giving rise to the action. As used herein, a "supersedeas bond" shall mean a bond required of one who petitions to set aside a judgment or execution and from which the other party may be made whole if the action is unsuccessful.

"Unallocated Loss Adjustment Expense" or "ULAE" shall mean the salaries of the officials or regular employees of the Reinsurer or its delegee(s) or office expenses, fees or costs of whatever kind of the Reinsurer or its delegee in connection with the administration of the Covered Contracts.

"Net Written Premiums" shall mean gross written premiums of the Company on the Covered Contracts, including therein any additional audit premiums, less return premium for cancellations and reductions on those Covered Contracts, and less premiums paid for reinsurance that inures to the benefit of this Agreement. For purposes of this definition, all reinsurance purchased by the Company prior to the Effective Date shall be considered inuring reinsurance to this Agreement.

"Net Retained Liability" shall mean the remaining portion of the Company's gross insurance liability on each Covered Contract reinsured under this Agreement after making deductions for all salvage, subrogation, reinsurance collected and any other applicable funds held, trust funds, letters of credit or other applicable security as and when deductions are converted to cash by the Company. Net Retained Liability shall include, without limitation, any liability for ALAE, Extra Contractual Obligations and Losses in Excess of Policy Limits in respect of Covered Contracts for which the Company is or shall become liable.

"Unearned Premium Reserve" shall mean gross unearned premiums of the Company on all Covered Contracts, less return premium for cancellations and reductions on Covered Contracts, and less premiums paid for reinsurance that inures to the benefit of this Agreement. For purposes of this definition, all reinsurance purchased by the Company shall be considered inuring reinsurance to this Agreement.

                                    ARTICLE 5

REINSURANCE PREMIUM

In consideration of the terms and conditions hereunder and in respect of the obligations assumed by the Reinsurer hereunder, (a) on the Effective Date, the Company shall pay to the Reinsurer as reinsurance premium (i) an amount in cash equal to one hundred (100%) percent of the Company's Unearned Premium Reserve on Covered Contracts, if any, plus (ii) the Company's carried loss and ALAE reserves, including IBNR, and ULAE (ULAE in this instance being those unallocated loss adjustment expenses of the Company that have been provided for in the Company's reserve(s) for such expenses) as had been established by the Company as of the Effective Date and prior to Closing, if any (together, the "Closing Reinsurance Premium"), and (b) from and after the Effective Date, the Company hereby assigns and shall pay to the Reinsurer within ten (10) business days of receipt thereof, 100% of all premiums and other consideration received on or after the Effective Date by the Company respecting the Covered Contracts, as well as all uncollected premiums and agents' balances in the course of collection and all amounts recoverable from the Company's reinsurers, as carried by the Company on the Effective Date (the "Post Closing Reinsurance Premium," and together with the Closing Reinsurance Premium, collectively the "Reinsurance Premium").

                                    ARTICLE 6

CONDITIONS

The Reinsurer, or its agent or delegee (which agent or delegee shall be an affiliate of the Reinsurer), shall have the right and the obligation to directly manage and administer, in the name of and on behalf of the Company, the Covered Contracts and all aspects of the business reinsured hereunder. The Company shall have the obligation to tender to and defer to the Reinsurer's judgment on any matters relating to such business, and shall take no actions which could be expected to impair the Reinsurer's administration. For purposes of this provision, such business includes any Covered Contract, and any of such business that has been ceded to third party reinsurers. The Reinsurer's obligation shall include but not be limited to claims adjustment, negotiation or litigation and reinsurance claim presentment, settlement, negotiation or commutation, maintenance of records and filing of reports. It is expressly understood that there shall be no coverage hereunder for any claim, loss, liability or expense to the extent that the Company willfully restricts or deprives the Reinsurer of its rights to administer the Covered Contracts; provided, however that the Reinsurer shall provide written notice to the Company of any such restriction, and, thereafter, the Company shall have failed take such action within five (5) business days after receipt of such notice to allow Reinsurer to exercise its rights to administer the Covered Contracts (but this proviso shall not reinstate coverage for the Company hereunder to the extent that the Reinsurer has been prejudiced by such restriction or deprivation of rights to administer the Covered Contracts).

In furtherance of the foregoing, effective as of the Effective Date, the Company hereby appoints the Reinsurer as its attorney-in-fact with respect to the rights, duties and privileges and obligations of the Company in and to the Covered Contracts assumed or reinsured by the Reinsurer hereunder, with full power and authority to act in the name, place and stead of the Company with respect to such Covered Contracts, including without limitation, the power to terminate such contracts, service such contracts, to adjust, defend, settle and to pay all claims, to recover salvage and subrogation for any losses incurred and to take such other and further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement. Accordingly, the Company grants full authority to the Reinsurer to adjust, settle or compromise all losses hereunder, and all such adjustments, settlements and compromises shall be binding on the Company.

The Company agrees that after the Effective Date, it will forward to the Reinsurer all notices and other written communications received by it relating to the Covered Contracts. The Company shall forward all such notices no later than 14 days following receipt by the Company. The Company agrees to use commercially reasonable efforts to cooperate fully with the Reinsurer in the transfer of such administration.

In addition, the Company hereby delegates to the Reinsurer the right and responsibility to administer all statutory bank deposits, collateral or letter of credit funds and issues in relation to the Covered Contracts (the related funds of which are understood to be the property of the Reinsurer), whether in connection with business ceded to, or from, the Company. The collateral pledged for the benefit of the Company in relation to the business ceded by the Company (as it relates to Covered Contracts) is understood to be held by the Company in trust for the exclusive benefit of the Reinsurer. As respects any collateral provided by the Company to counter-parties on any Covered Contracts, the Company will not voluntary take any actions that would increase or enlarge such collateral requirements.

In complying with the terms and conditions of this Agreement, the Company shall act in a fiduciary capacity to Reinsurer as respects the business that is subject to the Covered Contracts and/or Retrocessional Agreements.


                                    ARTICLE 7

ASSIGNMENT OF RETROCESSIONAL AGREEMENTS


The Company agrees that all of the rights and liabilities of the Company under any treaties, contracts, slips binders or other arrangements of reinsurance in effect as of the Effective Date between the Company (as reinsured or retrocedent) and any other person to the extent that such reinsurance relates to the Covered Contracts (the "Retrocessional Agreements") are pledged to and for the sole benefit of the Reinsurer. To the extent permitted under each Retrocessional Agreement, as of the Effective Date the Company hereby sells, assigns, transfers and conveys to the Reinsurer all rights, and the Reinsurer hereby assumes, all obligations of the Company under any Retrocessional
Agreement, including any letters of credit, trust funds or other security mechanisms outstanding for the benefit of the Company pursuant to any Retrocessional Agreement. For the avoidance of doubt, for purposes of this
Article VII, "obligations" shall include all obligations, losses, costs, expenses and other liabilities under any Retrocessional Agreements and shall be deemed to include statement amounts required to be paid by the Company to any third party in connection with over or past-due reinsurance premium, unauthorized reinsurance and insolvent reinsurers. In addition, the Company hereby assigns to the Reinsurer all amounts collectible under any Retrocessional Agreement. The Company agrees to forward any funds collected by it under such reinsurance to the Reinsurer. as soon as practicable, but no later than ten (10) days after receipt thereof. It is understood and agreed that the costs of the Reinsurer's efforts to enforce its rights as against any retrocessionaire or other debtor as described in this Article shall be the Reinsurer's, and not the Company's.


                                    ARTICLE 8

SALVAGES AND SUBROGATION AND OTHER RECOVERIES

For so long as this Agreement is in effect , the Reinsurer shall be subrogated to all of the rights of the Company against any other person or entity liable to the Company or insured in respect of Net Retained Liability and the Reinsurer shall be entitled to any salvage or subrogation to which the Company would be entitled under the Covered Contracts. It is specifically understood and agreed that all reinsurance/retrocession recoveries received by the Company in connection with the Covered Contracts, regardless of whether they relate to claims payments before or after the Effective Date, shall be credited for the sole benefit of the Reinsurer. To the extent directed by the Reinsurer, and at the Reinsurer's expense, the Company shall promptly file and pursue to collection to the extent possible, all claims against financially impaired or insolvent reinsurers, and the Company shall promptly draw down on all letters of credit, withdraw funds from trusts or charge collections against funds held to collect promptly any amounts due the Company in respect of the Covered Contracts.


                                    ARTICLE 9

LOSS IN EXCESS OF POLICY LIMITS AND EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall protect the Company for Loss In Excess Of Policy Limits and Extra Contractual Obligations relating only to liabilities under the Covered Contracts administered by the Reinsurer in accordance with the provisions of
ARTICLE 1.

"Loss in Excess of Policy Limits" (XPL) means any amount paid or payable by the Company in connection with loss in excess of the limit of the Covered Contract, such loss in excess of the limit having been incurred because of failure by it to settle within the Covered Contract limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

"Extra Contractual Obligations" means those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Covered Contract limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company's Covered Contract and shall constitute part of the original loss.

However, this Article shall not apply where the Extra Contractual Obligation and/or Loss in Excess of Policy Limits has been incurred due to fraud and/or criminal act(s) by a member of the Board of Directors or a corporate officer or employees of the Company, who are elected or appointed following the Effective Date, acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder. Further, the Reinsurer shall have no obligation to indemnify the Company under this Agreement to the extent any such liability hereunder arises out of or is attributable to the acts or omissions of the employees, officers, directors, agents and/or affiliates of the Company elected or appointed after the Effective Date.

Collected recoveries, including any retentions and/or deductibles, from any other form of insurance or reinsurance which protect the Company against any loss or liability covered under this Article shall inure to the benefit of the Reinsurer and shall be deducted from the total amount of any Extra Contractual Obligation and/or Loss in Excess of Policy Limits in determining the amount of Extra Contractual Obligation and/or Loss in Excess of Policy Limits which shall be included in the calculation of Loss under this Agreement.


                                   ARTICLE 10

OFFSET

     A. The Reinsurer and the Company may offset at any time or from time to time any balances or amounts due from one party to the other under this Agreement as permitted by applicable law.

     B. The offset rights as set forth above shall not be contingent upon the exercise of such rights or affected in any manner whatsoever by the insolvency of any party to this Agreement.

                                   ARTICLE 11

ACCESS TO RECORDS

The Company hereby permits the Reinsurer to keep all original copies of all reports, records, underwriting files, claims files and information (the "Records") in the Company's possession on the Effective Date relating to the Covered Contracts, and shall cooperate with the Reinsurer in the transfer of administration of the Covered Contracts. All right title and interest in such Records shall remain with the Company. The Company or its duly authorized representatives shall have the right to inspect, through its authorized representative, at all reasonable times during the currency of this Agreement and thereafter, such Records of the Reinsurer pertaining to the reinsurance provided hereunder and all claims made in connection therewith.

                                   ARTICLE 12

NO THIRD PARTY RIGHTS

The Reinsurer's quota share percentage of 100% of the Net Retained Liability is intended for the sole benefit of the parties to this Agreement and shall not create any right on the part of an insured or policyholder under a Covered Contract against the Reinsurer or any legal relation between such insured or policyholder and the Reinsurer. No provision of this Agreement is intended or will be construed to confer upon any person other than the parties to this Agreement and their respective heirs, successors and permitted assigns any right, remedy or claim under or by reason of this Agreement.

                                   ARTICLE 13

ARBITRATION

Any dispute arising under or related to this Agreement, including its formation and validity, shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in New York, New York, unless otherwise agreed.

The members of the board of arbitration shall be active or former disinterested officials of insurance or reinsurance companies. Each party shall appoint its arbitrator and the two arbitrators shall choose an umpire before instituting the hearing. In the event that either party should fail to choose an arbitrator within thirty (30) days following a written request by the other party to enter upon arbitration, the requesting party may choose two arbitrators who shall in turn choose an umpire before entering upon arbitration. In the event the two arbitrators fail to agree on an umpire either party shall have the right to submit the matter to the American Arbitration Association ("AAA") to appoint an umpire for the arbitration using the AAA's National Roster of Insurance and Reinsurance Umpires, with the qualifications set forth above in this Article. If the AAA fails to name an umpire, either party may request a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, a justice of a Court of general jurisdiction of the state in which the arbitration is to be held to appoint the umpire.

Each party shall present its case to the arbitrators within sixty (60) days following the date of such party's appointment. The board shall make its decision with regard to the terms of this Agreement, the original intentions of the parties to the extent reasonably ascertainable, and the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within sixty (60) days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction thereof. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board; however, the Board may not award punitive, exemplary or treble damages.

                                   ARTICLE 14

INSOLVENCY

In the event of the insolvency of the Company, and at the option of the Reinsurer, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company, indicating the policy insured, which would involve a possible liability on the part of the Reinsurer, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator, or statutory successor (except as provided by Sections 4118(a) (1) (A) and 1114 (c) of the New York Insurance Law or) except (a) where the applicable reinsurance agreement specifically provides another payee in the event of the insolvency of the Company, or (b) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to the payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the Reinsurer pays any loss directly to payees under such Covered Contract.

Notwithstanding anything else contained in this Agreement, under no circumstances howsoever arising shall the insolvency of the Company result in an acceleration or enlargement of the Reinsurer's obligations hereunder. In the event of insolvency of the Company, and at the option of the Reinsurer, policyholders, cedents and reinsurers of the Company shall have the ability to deal directly with the Reinsurer on a cut-through basis in respect of all business subject to this Agreement, and the Reinsurer will continue to administer the business subject to this Agreement as though such insolvency had not occurred, including but not limited to the collection of all retrocessional or other recoveries.


                                   ARTICLE 15

CHANGES IN CORPORATE STRUCTURE OR DOMICILE

The Company shall not voluntarily undertake any extraordinary changes to its corporate structure or domicile that could have the effect of expanding or accelerating Reinsurer's liability hereunder without the prior written consent of the Reinsurer.


                                   ARTICLE 16

MISCELLANEOUS CONTRACT ADMINISTRATION

This Agreement shall be governed by and construed according to the laws of the State of New York, exclusive of its rules with respect to conflicts of law.

The performance of obligations under or related to this Agreement shall be undertaken by both parties in utmost good faith.

The parties hereto agree to execute and deliver such further instruments and do such further acts as may be reasonable and necessary and proper to carry out the purposes of this Agreement.

Each party, by its duly appointed representative, shall have the right at any reasonable time (whether before or after the termination of this Agreement) to audit, examine and copy all records in the possession of the other party relating to the Covered Contracts.

If any provision of this Agreement, or the applicability thereto, to any person or circumstances is held invalid, the remainder of this Agreement, including the remainder of the section in which such provisions appears, or the applicability of such provisions to the other persons or circumstances, shall not be affected thereby.

All notices under this Agreement shall be in writing and shall be given by courier or other personal delivery or by registered or certified mail directed to the address below or such other address as the applicable party may hereafter designate in writing:

         To the Reinsurer:

                           National Indemnity Company
                           100 First Stamford Place
                           Stamford, CT  06902
                           Attn:  General Counsel

                           with a copy to:

                           National Indemnity Company
                           3024 Harney Street
                           Omaha, Nebraska  68131
                           Attn:  Treasurer



         To the Company:

                           Jacobs Financial Group, Inc.
                           300 Summers Street, Suite 970
                           Charleston, West Virginia 25301
                           Attn:  John Jacobs

                           With a copy to:

                           Dechert LLP
                           1095 Avenue of the Americas
                           New York, New York  10036
                           Attn:  James H. Nix, Esq. and
                                  Jonathan E. Silverblatt, Esq.

This Agreement contains the entire understanding of the parties hereto as to the subject matter hereof. There shall be no modifications to this Agreement except by mutual written agreement of the parties hereto.

This Agreement binds and benefits the parties and their respective heirs, successors and permitted assigns. No party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the Reinsurer (in the case of the Company) and the Company (in the case of the Reinsurer), provided however, that the Reinsurer may assign or delegate certain management and/or administrative duties hereunder to an affiliate of the

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Reinsurer upon prior written notice to the Company; provided,  further, however, that no such assignment shall relieve Reinsurer of its obligations hereunder.

The captions in this Agreement are inserted for convenience and shall not affect the meaning or construction of any of the provisions hereof.

This Agreement may be executed in multiple counterparts, each of which shall be construed as an original.



IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS AGREEMENT TO BE EXECUTED BY ITS DULY AUTHORIZED REPRESENTATIVE(S) THIS _____ DAY OF __________, IN THE YEAR OF 2008.

UNIONE ITALIANA INSURANCE COMPANY OF AMERICA INC.


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IN WITNESS  WHEREOF,  THE REINSURER HAS CAUSED THIS  AGREEMENT TO BE EXECUTED BY
ITS DULY AUTHORIZED REPRESENTATIVE(S) THIS _____ DAY OF __________, IN THE YEAR OF 2008.

NATIONAL INDEMNITY COMPANY




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